UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Bunge North America (East), L.L.C. ("Bunge") and Cardinal Ethanol, LLC ("Cardinal") executed a Termination of Agreement and Mutual Release (the "Termination Agreement") on January 2, 2013 with an effective date of December 24, 2012. Pursuant to the terms contained in the Termination Agreement, the parties agreed to terminate the Corn Feedstock Supply Agency Agreement dated July 15, 2008, as amended, (collectively the "Supply Agreement") on January 15, 2013. Under the Supply Agreement, Bunge served as the exclusive third-party agent to procure corn to be used as feedstock at Cardinal's ethanol plant. The Supply Agreement was set to expire on October 15, 2013.

Pursuant to the Termination Agreement, Cardinal will not be permitted to engage another third party to serve as its agent to procure corn for the ethanol plant for a period of two years. However, Cardinal may procure its own corn directly through its salaried employees and may also solicit certain specified employees of Bunge to work at the ethanol plant. The Termination Agreement also provides for a mutual release by the parties except as otherwise set forth in the Termination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: January 3, 2013	/s/ Jeff Painter
Jeff Painter, Chief Executive Officer
(President and Principal Executive Officer)